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                                                                    EXHIBIT 10.3

                                 [VANTIVE LOGO]


                                           VANTIVE AGREEMENT NUMBER:   KHB080498


                             THE VANTIVE CORPORATION
                     SOFTWARE LICENSE AND SERVICES AGREEMENT


This Software License and Services Agreement (the "Agreement") is between The Vantive Corporation with its principal place of business at 2455 Augustine Drive, Santa Clara, CA 95054. ("Vantive") and SAGE NETWORKS, INC. ( legal name) with its principal place of business at 215 FIRST STREET, CAMBRIDGE, MASSACHUSETTS, 02142 ("Client"). The terms of this Agreement shall apply to each Product license granted, and to all services provided under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Product licenses granted and the services that are to be provided by Vantive.


I.    DEFINITIONS

1.1. "PRODUCT" OR "PRODUCTS" shall mean the computer software in object code form, and, in certain parts, source code form, owned or distributed by Vantive for which Client is granted a license pursuant to this Agreement; the media; the user guides and manuals for use of the software ("DOCUMENTATION"); and Updates.

1.2. "ORDER FORM" shall mean Vantive's standard form for ordering Product licenses and services. When placing orders under this Agreement, Client shall reference the Vantive Agreement number above and the Effective Date of this Agreement.

1.3. "PRICE LIST" shall mean Vantive's standard commercial fee schedule that is in effect when and where a Product license or any other product or service is ordered and utilized by Client.

1.4. "DESIGNATED SYSTEM" shall mean the computer hardware and operating system designated on the relevant Order Form.

1.5. "SUPPORTED PRODUCT LICENSE" shall mean a Product license for which Client has ordered Customer Support for the relevant time period. "Customer Support" shall mean Product support provided under Vantive's policies in effect on the date Customer Support is ordered or renewed.

1.6. "COMMENCEMENT DATE" shall mean the date on which the Products are shipped by Vantive to Client, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.7. "UPDATE(S)" shall mean subsequent releases of the Products which are generally made available for Supported Product Licenses at no additional charge, other than media and handling charges. Updates shall not include any releases, options or future products which Vantive licenses separately.

1.8. "USER," "NAMED USER" unless otherwise specified in the Order Form, shall mean an individual or process which is authorized by Client to use specified Products, regardless of whether the individual or process is actively using the Products at any given time. A "CONCURRENT USER" shall mean each User who is using a specified Product, directly or indirectly, at a given point in time. "MOBILE USER" shall mean a workstation that is authorized to use Vantive "On-the-Go" Product.

1.9. "LIMITED PRODUCTION PRODUCTS" shall be Products not specified on the Price List or specified as Limited Production or "Alpha" or "Beta" by Vantive.


II.   PRODUCT LICENSE

2.1   RIGHTS GRANTED

      A. Vantive grants to Client a non-exclusive license to use the Products Client obtains under this Agreement, as follows:

          i. to use the Products solely for Client's own internal data processing operations on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users or Concurrent Users consistent with applicable licensed use limitations. Client may not relicense the Products or use the Products for third party training, commercial time-sharing, rental or service bureau use;

         ii. to use the Documentation provided with the Products in support of Client's authorized use of the Products;

        iii. to copy the Products for archival or backup purposes; no other copies shall be made without Vantive's prior written consent. All titles, trademarks, copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Products are subject to the terms of this Agreement; and

         iv. to modify the Products or combine them with other software products. The Products or such portions thereof included in such software products shall remain the property of Vantive and shall be subject to the terms of this Agreement.

           Client shall not copy or use the Products (including the Documentation) except as otherwise specified in this Agreement or an Order Form. Client shall have the right to allow Client's third party agents ("Agents") to use the Products for Client's internal use purposes so long as Client ensures that Agents use the Products in accordance with the terms of this Agreement.


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      B.   Client agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Products. In jurisdictions where a right to reverse engineer is provided by law unless information is available about products in order to achieve interoperability, functional compatibility, or similar objectives, Client agrees to submit a detailed written proposal to Vantive concerning Client's information needs before engaging in reverse engineering. Vantive may, in its sole discretion, propose to Client terms and conditions under which it is willing to make such information available.

      C. Vantive or its licensor's shall retain all title, copyright, trade secrets, patents, trademarks and other proprietary rights in the Products and all modifications, enhancements, and other works derivative of the Products. Client does not acquire any rights, express or implied, in the Products, other than those specified in this Agreement.

      D. The Products are not intended for use in any nuclear, aviation, mass transit, medical, life support or other inherently dangerous applications or support thereof. It shall be Client's responsibility to take all appropriate measures to ensure the safe use of such applications if the Products are used for such purposes, and Vantive disclaims liability for any damages caused by such use of the Products and Client agrees to indemnify, defend and hold Vantive harmless for all claims arising from or related to such use.

      E. Other Vantive products and/or runtime versions of third party software, including but not limited to relational database management systems, may be embedded in or delivered with Vantive Products licensed under this Agreement ("Ancillary Product"). Client shall be limited to use of Products licensed under this Agreement. Client's right to use any Ancillary Product shall be only as described in the Order Form or Documentation and limited to the use necessary to implement the Vantive Product ordered, as designated on the Order Form. Client shall have no right to use such Ancillary Product other than as necessary for the licensed ordinary use of the Vantive Product ordered and grants Vantive's licensors the right to protect its interests under this Agreement and agrees that such licensors are benefited by the provisions of this Agreement.

      F. As an accommodation to Client, Vantive may supply Client with Limited Production Products. These Products are not suitable for production use.



2.2   TRANSFER AND ASSIGNMENT

      A. Client may transfer a Product license within its organization upon written notice to Vantive; transfers are subject to the terms and fees, if any, specified in Vantive's transfer policy in effect at the time of the transfer.

      B. Client may not assign this Agreement to a third party (i.e. a legal entity separate from Client) without the prior written consent of Vantive, and any such attempt shall be void. Vantive shall not unreasonably withhold such consent.

2.3   VERIFICATION

      On Vantive's written request, not more frequently than annually, Client shall furnish Vantive with a signed certification (a) verifying that the Products are being used pursuant to the terms of this Agreement and applicable Order Form; and (b) listing the locations, and types of the Designated Systems on which the Products are run.

      Vantive may, at its expense, audit Client's use of the Products. Any such audit shall be conducted during regular business hours at Client's facilities and shall not unreasonably interfere with Client's business. Audits shall be conducted no more than once annually.

III.  PROFESSIONAL SERVICES

3.1   CUSTOMER SUPPORT SERVICES

      Customer Support services ordered by Client will be provided subject to Vantive's Customer Support policies and fees in effect on the date Customer Support is ordered or renewed. Reinstatement of lapsed Customer Support Services is subject to Vantive's Customer Support reinstatement fees in effect on the date Customer Support is re-ordered, subject to payment by Client of the applicable fee. Client may obtain Customer Support Services for pre-production releases of Products and Limited Production Products on a time and materials basis.

3.2   CONSULTING AND TRAINING SERVICES

      Vantive will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing. Any consulting or training services acquired from Vantive shall be bid separately from the Product licenses and Client may acquire either Product licenses or consulting services without acquiring the other.

      Client agrees if Client hires any Vantive employee, consultant or subcontractor within twelve (12) months from the last date such person provided services hereunder, Client agrees to pay Vantive 50% of the first year's total compensation package offered by Client to that Vantive employee, consultant or subcontractor.

3.3   INCIDENTAL EXPENSES
      For any on site services requested by Client, Client shall reimburse Vantive for actual, reasonable travel and out-of pocket expenses incurred.

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IV.   TERM AND TERMINATION

4.1   TERM

      If not otherwise specified on the Order Form, each Product license granted under this Agreement shall remain in effect perpetually, unless terminated as provided in Section 4.2 or 4.3 below or otherwise as provided herein.

4.2   TERMINATION BY CLIENT

      Client may terminate any Product license at any time; however, termination shall not relieve Client's obligations specified in Section 4.4.

4.3   TERMINATION BY VANTIVE

      Vantive may terminate this Agreement or any Product license upon written notice if Client breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4   EFFECT OF TERMINATION

      Termination of this Agreement or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve Client's obligation to pay all fees that have accrued or are otherwise owed by Client under any Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.1.B, 2.1.C, 2.1.D, 2.1.E and 2.2.B, and Articles IV, V, VI,VII, and VIII shall survive termination of this Agreement.

4.5   HANDLING OF PRODUCTS UPON TERMINATION

      If a license granted under this Agreement expires or otherwise terminates, Client shall (a) cease using the applicable Products, and (b) certify to Vantive within one month after expiration or termination that Client has destroyed or has returned to Vantive the Products and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Products to Vantive, Client shall acquire a Return Material Authorization ("RMA") number from Vantive.

V.    INDEMNITY, WARRANTIES, REMEDIES

5.1   INFRINGEMENT INDEMNITY

      Vantive will defend and indemnify Client against a claim that Products furnished and used within the scope of this Agreement infringe a United States copyright or patent provided that: (a) Client notifies Vantive in writing within 30 days of the claim; (b) Vantive has sole control of the defense and all related settlement negotiations; and (c) Client provides Vantive with the assistance, information and authority necessary to perform Vantive's obligations under this section. Reasonable out-of-pocket expenses incurred by Client in providing such assistance will be reimbursed by Vantive.

      Vantive shall have no liability for any claim of infringement based on;
      (a) use of a superseded or altered release of Products if the infringement would have been avoided by the use of a current unaltered release of the Products that Vantive provides to Client; or (b) the combination, operation or use of any Products furnished under this Agreement with software, hardware or other materials not furnished by Vantive if such infringement would have been avoided by the use of the Products without such software, hardware or other materials.

      In the event the Products are held or are believed by Vantive to infringe, Vantive shall have the option, at its expense, to (a) modify the Products to be non infringing, (b) obtain for Client a license to continue using the Products; or (c) terminate the license for the infringing Products and refund the license fees paid for those Products, prorated over a five year term from the Commencement Date. This Section 5.1 states Vantive's or Vantive's licensor's entire liability and Client's exclusive remedy for infringement or any intellectual property warranty.

5.2   WARRANTIES AND DISCLAIMERS

      A. PRODUCT WARRANTIES

         Vantive warrants that each unmodified Product for which the Client has a Supported Product License will perform the functions described in the Documentation when operated on the Designated System.

      B. MEDIA WARRANTY

         Vantive warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

      C. SERVICES WARRANTY

         Vantive warrants that its Customer Support and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

      D. DISCLAIMERS


         THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         VANTIVE DOES NOT WARRANT THAT THE PRODUCTS WILL MEET CLIENT'S REQUIREMENTS, THAT THE PRODUCTS WILL OPERATE IN THE COMBINATIONS WHICH CLIENT MAY SELECT FOR USE, THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ALL PRODUCT ERRORS WILL BE CORRECTED. VANTIVE DOES NOT WARRANT LIMITED PRODUCTION PRODUCTS. LIMITED PRODUCTION PRODUCTS AND PRE-PRODUCTION RELEASES OF PRODUCTS ARE DISTRIBUTED "AS IS."

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5.3   EXCLUSIVE REMEDIES

      For any breach of the warranties contained in Section 5.2 above, Client's exclusive remedy, and Vantive's entire liability, shall be:

      A.   For Products
           The correction of Product errors that cause breach of the warranty, or if Vantive is unable to make the Products operate as warranted, Client shall be entitled to recover the fees paid to Vantive for the Product license or Update as applicable and shall cease using the applicable Product or Update.

      B.   For Media
           The replacement of defective media returned within 90 days of the Commencement Date.

      C.   For Services
           The reperformance of the services, or if Vantive is unable to perform the services as warranted, Client shall be entitled to recover the fees paid to Vantive for the unsatisfactory services.


VI.   PAYMENT PROVISIONS

6.1   INVOICING AND PAYMENT

      Invoices for payment of license fees shall be payable on the Commencement Date. Customer Support fees shall be payable annually in advance, net 30 days from the renewal date; such fees will be those in effect at the beginning of the period for which the fees are paid. All other applicable fees shall be payable when invoiced. All fees shall be deemed overdue if they remain unpaid 31 days after they become payable. Any amounts payable by Client hereunder which remain unpaid 31 days after the due date shall be subject to late penalty fees equal to 1.5 % per month from the due date until such amount is paid. If Client's procedures require that an invoice be submitted against a purchase order before payment can be made, Client will be responsible for issuing the purchase order at the time of order. Client agrees to pay applicable media and shipping charges.




6.2   TAXES

      The fees listed in this Agreement do not include taxes; if Vantive is required to collect or pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Client's use of Programs or services, then such taxes shall be billed to and paid by Client. This Section shall not apply to taxes based on Vantive's income.

VII. GENERAL TERMS

7.1   NONDISCLOSURE

      By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Products, the terms and pricing under this Agreement, and all information clearly identified as confidential.

      A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Client shall not disclose the results of any benchmark tests of the Products to any third party without Vantive's prior written approval.

      The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2   GOVERNING LAW

      This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, without regard to the conflict of law principals or regard to the United Nations Convention on Contracts for the International Sale of Goods and shall be deemed to be executed in Santa Clara, California.


7.3   JURISDICTION

      Any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or Santa Clara County, California. Vantive and Client agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

7.4   NOTICE

      All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail or personal delivery (including overnight mail by private carrier) to the first address listed in the relevant Order Form (if to Client) or to the Vantive Address on the Order Form (if to Vantive).

      To expedite order processing, Client agrees that Vantive may treat documents faxed by Client to Vantive as original


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      documents; nevertheless, either party may require the other to exchange original signed documents.

7.5   SEVERABILITY

      In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.


7.6   WAIVER

      The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Vantive's propriety rights in the Products, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

7.7   EXPORT ADMINISTRATION

      Client agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Products nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.8   U.S. GOVERNMENT

      For any Products acquired directly or indirectly on behalf of a unit or agency of the United States Government, this provision applies.

      A.   For civilian agencies:  Products

      (i.) were developed at private expense; are existing computer software and no part of them were developed with government funds;

      (ii.)are a trade secret of Vantive for all purposes of the Freedom of Information Act;

      (iii.) are commercial items and thus, pursuant to Section 12.212 of the Federal Acquisition Regulations (FAR), the Government's use, duplication or disclosure of the Products is subject to the restrictions set forth in Vantive's standard commercial agreement incorporated into the contract or purchase order between Vantive and the U.S. government agency.;

      (iv.)in all respects are proprietary data of Vantive; and

      (v.) are unpublished and all rights are reserved under the copyright laws of the United States.

      B. For units of the Department of Defense ("DoD"): The Products are commercial computer software (and commercial computer software documentation), and pursuant to DoD FAR Supplement Section 227.7202, use duplication or disclosure of the Products is subject to the restrictions set forth in Vantive's standard commercial agreement incorporated into the contract or purchase order between Vantive and the U.S. Government agency.

7.9   RELATIONSHIP BETWEEN THE PARTIES

      Vantive is an independent contractor; nothing in the Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties


7.10  ENTIRE AGREEMENT

      This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

      It is expressly agreed that the terms of this Agreement and any Order Form shall supersede and nullifies the terms in any Client purchase order or other ordering document. This Agreement shall also supersede the terms of any Vantive unsigned or shrinkwrap license included in any Vantive package, media, or electronic version of Vantive software, provided the use limitations contained in such license agreement shall be effective for the specified license.

VIII. LIABILITY

8.1   LIMITATION OF LIABILITY

      EXCEPT AS PROVIDED AT THE END OF THIS PARAGRAPH, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR INDEMNIFICATION OF CLIENT FOR CLAIMS OF INFRINGEMENT UNDER SECTION 5.1, VANTIVE'S LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CLIENT UNDER THIS AGREEMENT, AND IF SUCH DAMAGES RESULT FROM CLIENT'S USE OF THE PRODUCT OR SERVICES, SUCH LIABILITY SHALL BE LIMITED TO FEES PAID FOR THE RELEVANT PRODUCT OR SERVICES GIVING RISE TO THE LIABILITY, PRORATED OVER A FIVE-YEAR TERM FROM THE COMMENCEMENT DATE OF THE APPLICABLE LICENSE OR THE DATE OF PERFORMANCE OF THE APPLICABLE SERVICES. CLIENT'S LIABILITY FOR BREACH OF ITS NONDISCLOSURE OBLIGATIONS UNDER SECTION 7.1 OR FOR BREACH OF THE SCOPE OF ITS LICENSE RIGHTS UNDER SECTION 2.1 SHALL NOT BE SUBJECT TO THE FOREGOING LIMITATION OF DAMAGES OR LIABILITY.

      The provisions of this Agreement allocate the risks between Vantive and Client. Vantive's pricing reflects this allocation of risk and the limitation of liability specified herein.

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      THE EFFECTIVE DATE OF THIS AGREEMENT IS SEPTEMBER 29, 1998

      EXECUTED BY VANTIVE:

      Authorized Signature: /s/ Mike Loo
                           _________________________

      Name:  Mike Loo
           _________________________________________

      Title: Vice President of Finance
            ________________________________________



      EXECUTED BY CLIENT:

      Authorized Signature: /s/ Steve Maggs
                           __________________________

      Name:  Steve Maggs
           __________________________________________

      Title: President
            _________________________________________